FORWARD-LOOKING STATEMENTS AND NON-GAAP INFORMATION This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin’s future financial performance, business and growth strategy, projected plans and objectives, and related transactions, integration of the acquired businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include: deterioration of Origin’s asset quality; changes in real estate values and liquidity in Origin’s primary market areas; the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances, including any loans acquired in acquisition transactions; changes in the value of collateral securing Origin’s loans; business and economic conditions generally and in the financial services industry, nationally and within Origin’s local market area; Origin’s ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin’s ability to maintain important deposit customer relationships, volatility and direction of market interest rates, which may increase funding costs and reduce earning asset yields thus reducing margin; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated, including the effects of declines in housing markets; an increase in unemployment levels and slowdowns in economic growth; Origin’s level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Origin’s operations including changes in regulations affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations being issued in accordance with this statute and potential expenses associated with complying with such regulations; Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; and the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and manmade disasters including terrorist attack. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” in Origin’s Quarterly Report on Form 10-Q filed with the SEC on June 1, 2018 (as amended on June 18, 2018) and “Risk Factors” in Origin’s prospectus filed with the SEC on May 9, 2018 pursuant to Section 424(b) of the Securities Act of 1933, as amended and any updates to those risk factors set forth in Origin’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Origin reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business and management uses these non-GAAP measures to measure the Company’s performance and believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Origin’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation:   • Tangible common equity is defined as total stockholders’ equity less SBLF preferred stock, goodwill and other intangible assets, net • Tangible assets is defined as total assets less goodwill and core deposit intangibles and other intangible assets, net • Tangible common equity to tangible assets is a ratio that is determined by dividing tangible common equity by tangible assets • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding (assuming the conversion of all shares of Series D preferred stock issued and outstanding into common shares on a one-for-one basis)

Note: All financial information and other bank data as of 6/30/18. (1) As used in this presentation, tangible common equity and tangible common equity/tangible assets are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see slide 21 of this presentation

PROVEN LEADERSHIP TEAM



DRAKE MILLS
Chairman, President & CEO

Has served as President of Origin Bancorp Inc. since 1998 and as CEO since 2008. Was elected Chairman of the Board of Directors in 2012.



STEVE BROLLY
Chief Financial Officer

Has served as Chief Financial Officer of Origin Bancorp, Inc. since January 2018. Previously served as CFO of Fidelity Southern Corporation (Nasdaq: LION) and as Senior Vice President and Controller of Sun Bancorp, Inc. (Nasdaq: SNBC).



LANCE HALL
Bank President

Named President of Origin Bank in July 2018. Has served in various roles including commercial lender, market manager, credit analyst, relationship manager, and Chief Operating Officer.



CARY DAVIS
Chief Risk Officer

Previously served as Executive Vice President and Chief Credit Officer for Central Bank, a subsidiary of First Commerce Corporation.

OTHER KEY TEAM MEMBERS

	YEARS OF EXPERIENCE	
	ORIGIN	BANKING
Drake Mills	34	34
Steve Brolly	<1	20
Lance Hall	18	21
Cary Davis	19	45
Ronnie Myrick – Chief Banking Officer	12	51
Warrie Birdwell – Regional President (Dallas)	2	14
Jim Crotwell – Chief Credit Officer & Deputy Risk Officer	5	34
Grant James – Regional President (Fort Worth)	8	33
Larry Little – Regional President (Shreveport - Bossier City)	8	24
Preston Moore – Regional President (Houston)	5	35
Larry Ratzlaff – State President (Mississippi)	7	45
Lonnie Scarborough – Chief Retail Banking Officer	10	26
Linda Tuten – Chief People & Diversity Officer	11	11
AVERAGE TENURE OF LEADERSHIP TEAM	**11**	**30**

4

YEARS OF BANKING OR NAME INDUSTRY BOARD EXPERIENCE

DIRECTOR OF CULTURE STRATEGIES CULTURE DAY FOR NEW HIRES CULTURE COUNCIL PROJECT ENRICH THE BLUEPRINT DREAM MANAGER ORIGIN EXPERIENCE RETURN ON QUALITY

Stable economy located in the I-20 corridor providing consistent growth over the Centered around Jackson, Central Mississippi represents the most attractive years environment for business and economic growth in the state Recognized as most competitive area in the United States by KPMG Competitive Largest labor force and highest per capita income in Mississippi Alternatives from 2008 to 2016 State of Mississippi is the largest employer in the area and helps insulate the market Has become a technology center, linking major employees with cyber-innovation through economic cycles initiatives from Louisiana Tech and Barksdale Air Force Base Home to major manufacturing facilities of Nissan and Toyota and is the healthcare Eleven colleges and universities located in the region enable sustained business epicenter of the state growth and expansion Barksdale Air Force Base

Fourth largest MSA in the U.S. with approximately 7.4 million residents and Fifth largest MSA in the U.S. with approximately 7.0 million residents expected growth to 11 million by 2040 Expected to grow between one and two million residents per decade through 2040 Ranked first in U.S. in year-over-year population growth in 2016 Sixth largest U.S. metro economy and home to 20 Fortune 500 companies Diversified economy and home to 22 Fortune 500 companies Compared to the nation’s 20 most populated metro areas, housing costs and cost of Prominent sectors include telecommunications, healthcare, technology and living are 39.6% and 23.1% below the average, respectively transportation

33% 49% 17% 15% 50% 36% $2,239 $2,269 $2,113 $1,977 $448 $1,804 $587 $1,167 $1,223 $827 $1,234 $411 $23 $80 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018Q2 Dallas / Fort Worth Central Mississippi Houston

SECOND QUARTER FINANCIAL HIGHLIGHTS 2018 HIGHLIGHTS DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA Net interest income was at its highest level ever for our company, increasing by $2.4 million, or 7.0% over the linked quarter Continued improvement in net interest margin to 3.74% on a tax equivalent basis, six basis points higher than the first quarter of 2018 Yield earned on total loans held for investment during 2018Q2 was 4.89%, up sixteen basis points from the linked quarter Deposits grew by $91.4 million, or 2.6% over the linked quarter with noninterest-bearing deposits continuing a growth trend, increasing to 25.9% of total deposits in the second quarter (1) For periods prior to 2018Q2, as if 901,644 shares of Series D preferred stock were converted to common stock on a one-for- one basis. (2) As used in this presentation, tangible common equity, tangible common equity to tangible assets and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their 10 comparable GAAP measures, see slide 21 of this presentation.

$4,100 4.00% $4,055 3.90% $4,000 $3,897 3.80% $3,900 $3,850 3.74% 3.70% $3,793 $3,803 $3,800 3.68% 3.60% 3.60% 3.62% $3,700 MARGIN (FTE) INTEREST NET 3.50% AVERAGE INTEREST EARNING ASSETS ($) ASSETS EARNING INTEREST AVERAGE 3.47% $3,600 3.40% 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2 $3,300 $3,284 6.00% $3,201 $3,186 $3,200 $3,163 5.50% $3,106 $3,100 5.00% $3,000 4.89% (%) YIELD 4.73% AVERAGE LOANS ($) LOANS AVERAGE 4.50% $2,900 4.48% 4.53% 4.31% $2,800 4.00% 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2

33.1% 24.9% 16.7% 8.4% 0.0% -8.6% -100 bps 0 bps 100 bps 200 bps 300 bps 400 bps 30.7% 23.1% 15.4% 7.8% 0.0% -8.2% -100 bps 0 bps 100 bps 200 bps 300 bps 400 bps Note: Change in net interest income assumes an instantaneous shock of interest rates.

Insurance Other Commission & Fee 6 % Income 4 % Mortgage Banking Revenue 5 % Services Charges & Fees 7 % Net Interest Income 78% . Noninterest Income 22% $48 $43 $45 $39 22% $37 20% 22% 13% 14% 78% 86% 87% 80% 78% 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2 Net Interest Income Noninterest Income

6.00% 110.00% 103.94% 105.00% 5.00% 100.00% 95.00% 4.00% 3.92% 90.00% . 3.04% 3.02% 2.94% 3.00% 2.88% 85.00% NIE / AVERAGE ASSETS ASSETS AVERAGE NIE/ 82.41% 80.00% EFFICIENCY RATIO EFFICIENCY 2.00% 75.00% 74.00% 70.00% 1.00% . 67.06% 66.99% 65.00% 0.00% 60.00% 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2

Brokered Deposits 7% Noninterest Bearing Demand CDs 26% 19% Savings Interest Bearing 4% Demand 19% Money Market 25% . 2018Q2 Cost of Deposits: 0.75% $1,000 30.0% $950 $950 28.0% . $900 $833 $850 26.0% $800 $780 25.9% BEARING DEPOSITS DEPOSITS BEARING - 24.0% PERCENTDEPOSITS BEARING $750 $726 - 23.7% DOLLARS IN MILLIONS DOLLARS($) MILLIONS IN $700 NONINTEREST 22.7% 22.0% $650 NONINTEREST 21.4% $600 20.0% 2015 2016 2017 2018Q2

Other 1% Residential 17% C&I 31% Total C&I C&D 39% . 11% Owner Occupied CRE 12% Non-Owner Occupied CRE 20% . Total CRE 43% Total Ending LHFI (6/30/18): $3,372

# UNDERWRITING & CREDIT *CULTURE*

- *Excellent track record of strong credit quality across core commercial lending portfolio*
- *Seasoned lenders with strong credit backgrounds and significant in-market experience*
- *Centralized underwriting for all loans*
- *Strong underwriting guidelines include global cash flow analysis and personal guarantees*

## NPLs / LOANS[1]


1.13%
0.76%
0.73%
0.83%
0.79%
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2

## NCOs / AVERAGE LOANS[1][2]


1.57%
0.75%
0.36%
0.18%
0.01%
2017Q2
2017Q3
2017Q4
2018Q1
2018Q2

*(1) Loans for Held For Investment*
*(2) Based on annualized quarterly net charge-offs*

17

$542 $36 $470 $472 $423 $47 $39 $44 $505 $423 $433 $379 2015 2016 2017 6/30/18 Tier 1 Capital Tier 2 Capital 14.5% 13.5% 13.5% 12.5% 12.5% 12.4% 12.5% 12.1% 12.3% 11.5% 11.4% 10.5% 9.6% 9.4% 9.4% 9.5% 9.2% 9.6% 9.4% 9.3% 9.3% 8.5% 7.5% 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2 TCE /TA CET1 Total RBC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE FIGURES 21